UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): May 12, 2023

Republic Services, Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-14267	65-0716904
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

18500 North Allied Way Phoenix, Arizona	85054
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (480) 627-2700

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	RSG	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§232.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.07	Submission of Matters to a Vote of Security Holders

On May 12, 2023, Republic Services, Inc. (“Republic” or the “Company”) held its 2023 Annual Meeting of Shareholders (the “Annual Meeting”). The shareholders voted on the matters set forth below:

1.	The nominees for election to the Board of Directors were elected, each for a one-year term, based on the following votes:

Nominee	Votes For	Votes Against	Abstentions	Broker Non-Votes
Manuel Kadre	276,540,742	3,160,986	124,320	13,371,194
Tomago Collins	277,823,360	1,804,468	198,220	13,371,194
Michael A. Duffy	278,201,044	1,502,308	122,696	13,371,194
Thomas W. Handley	267,110,488	12,589,671	125,889	13,371,194
Jennifer M. Kirk	273,609,655	6,079,254	137,139	13,371,194
Michael Larson	248,714,525	30,987,469	124,054	13,371,194
James P. Snee	272,262,531	7,439,841	123,676	13,371,194
Brian S. Tyler	278,197,696	1,506,454	121,898	13,371,194
Jon Vander Ark	278,684,547	1,015,943	125,558	13,371,194
Sandra M. Volpe	273,896,542	5,814,861	114,645	13,371,194
Katharine B. Weymouth	242,522,432	37,187,590	116,026	13,371,194

2.	The proposal to approve the compensation of the Company’s named executive officers was approved based on the following advisory, non-binding votes:

Votes for	272,146,201
Votes against	6,594,662
Abstentions	1,085,185
Broker non-votes	13,371,194

3.	The advisory vote on the frequency of an advisory vote on named executive officer compensation was approved for ONE YEAR based on the following votes:

Votes for ONE YEAR	274,394,421
Votes for TWO YEARS	75,218
Votes for THREE YEARS	5,204,260
Abstentions	152,149
Broker non-votes	13,371,194

4.	The proposal to ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for 2023 approved based on the following votes:

Votes for	284,440,942
Votes against	8,642,209
Abstentions	114,091

According to an Arizona statute, if a person or group acquires 20% or more of the stock of a public corporation, the shares in excess of the 20% threshold may not be voted on matters other than the election of directors (subject to limited exceptions). This statute, on its face, applies to any public company that is headquartered in Arizona, has assets of at least $1 million in Arizona and has more than 500 Arizona employees. In a 2007 decision, a federal court in Arizona stated that the statute is unconstitutional and unenforceable in the case of an entity, like Republic, that is incorporated in Delaware. If the statute were deemed to be enforceable and applicable to us and to the shares of our common stock held by Cascade Investment, L.L.C. (“Cascade”) (which held approximately 34.8% of our common stock as of the record date for the Annual Meeting), approximately 46 million fewer shares would have been voted for each of proposals two through six, but the outcome of the decisions on those matters would not have been impacted. The Company does not currently take any position regarding the enforceability of the statute or its application to us or the common stock voted by Cascade.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REPUBLIC SERVICES, INC.

Date: May 17, 2023	By:	/s/ Catharine D. Ellingsen
Catharine D. Ellingsen Executive Vice President, Chief Legal Officer, Chief Ethics & Compliance Officer and Corporate Secretary